EXHIBIT 3.1
A PUBLIC COMPANY LIMITED BY SHARES
HOLDING A CATEGORY 1 GLOBAL BUSINESS LICENCE
CONSTITUTION
OF
MakeMyTrip Limited
(Adopted pursuant to a special resolution by way of written resolutions passed by the shareholders of the Company on July 19 2010 and effective immediately upon the completion of the Company’s initial public offering of ordinary shares on ___________ 2010)

I N D E X

SUBJECT	Clause No.

General	1
Interpretation	2
Share Capital	3
Alteration Of Capital	4-7
Share Rights	8-9
Variation Of Rights	10-11
Shares	12-15
Share Certificates	16-21
Lien	22-24
Calls On Shares	25-33
Forfeiture Of Shares	34-42
Register Of Members	43-44
Record Dates	45
Transfer Of Shares	46-51
Transmission Of Shares	52-54
Untraceable Members	55
Members’ Meetings	56-58
Notice Of Members’ Meetings	59-60
Proceedings At Members’ Meetings	61-65
Voting	66-77
Proxies	78-83
Corporations Acting By Representatives	84
No Action By Written Resolutions Of Members	85
Board Of Directors	86
Retirement of Directors	87-88
Disqualification Of Directors	89
Executive Directors	90-91
Alternate Directors	92-95
Directors’ Fees And Expenses	96-99
Directors’ Interests	100-103
General Powers Of The Directors	104-109
Borrowing Powers	110-113
Proceedings Of The Directors	114-123
Audit Committee	124-126
Officers	127-130
Register of Directors and Officers	131
Minutes	132
Seal	133
Authentication Of Documents	134
Destruction Of Documents	135
Dividends And Other Payments	136-145
Reserves	146
Capitalisation	147-148
Accounting Records	150-154
Audit	155-160
Notices	161-163
Signatures	164
Winding Up	165-166
Indemnity	167

SUBJECT	Clause No.
168-168
Amendment To Constitution And Name of Company	168
Information	169
Notification of shareholdings	170

GENERAL
1.1	Constitution and the Companies Act 2001
     The provisions of the Act are modified, adopted and extended by this Constitution as hereinafter provided.
1.2	Name
     The name of the Company is MakeMyTrip Limited.
1.3	Objects
(a)	The objects of the Company are to carry out any business or activity permitted under its Category 1 Global Business Licence. To the extent permitted by Law, the Company may effect any business transactions and take any steps which it considers expedient to further the objects of the Company.

(b)	The Company shall have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, subject to such restrictions and limitations as may be provided under any conditions of its Category 1 Global Business Licence.

(c)	The Company shall have for the purposes of Clause 1.3(b) above, full rights, powers and privileges.
1.4	Type of Company and Liability of Shareholders
(a)	The Company is a public company limited by shares.

(b)	The liability of the Members is limited to any amount unpaid on their shares and to such obligations as may be attached to their shares under the terms of their issue or this Constitution.
1.5	Registered Office
     The Office of the Company will be at c/o Multiconsult Limited, Rogers House, 5 President John Kennedy Street, Port-Louis, Mauritius, or at such other place within Mauritius as the Board may, from time to time, determine.
INTERPRETATION
2. (1) In this Constitution, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

WORD	MEANING

“Act”	the Companies Act 2001 of Mauritius or any statutory modification, amendment or re-enactment thereof for the time being in force, and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent act or acts.

“Audit Committee”	the audit committee of the Company formed by the Board pursuant to Clause 124 hereof, or any successor audit committee.

“Auditor”	the auditor of the Company for the time being and may include any individual or partnership.

“Board” or “Directors”	the board of directors for the time being of the Company and acting by resolution in accordance with the Act and this Constitution or the directors present at a meeting of directors at which there is a quorum.

“capital”	the share capital from time to time of the Company.

“Category 1 Global Business Licence”	a licence issued under section 72(6) of the Financial Services Act 2007.

“Clause”	a clause of this Constitution.

“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“clearing house”	a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	MakeMyTrip Limited

“competent regulatory authority”	a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

“Constitution”	this Constitution in its present form or as supplemented or amended or substituted from time to time.

“debenture” and “debenture holder”	include debenture stock and debenture stockholder respectively.

“depository”	a depository or other recognised securities clearing system or clearing house or its nominee(s) in the jurisdiction where the shares of the Company (or depositary receipts therefor) are listed or quoted on a Designated Stock Exchange in such jurisdiction, which shall include the Depository Trust Company or its nominee(s) in the United States of America.

“Designated Stock Exchange”	the Nasdaq Stock Market or any other internationally recognized stock exchange where the Company’s securities are traded

“Directors”	the directors for the time being of the Company and shall include an alternate director.

“dollars”, “$” and “US$”	dollars, the legal currency of the United States of America.

“head office”	such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

“Law”	the laws of Mauritius, including (without limitation) the Act and any other act or regulation for the time being in force concerning public companies limited by shares registered in Mauritius and affecting the Company.

“Listed Shares”	shares of the Company which have been admitted for quotation on a Designated Stock Exchange for so long as any shares of the Company are listed or quoted on such Designated Stock Exchange.

“Mauritius”	the Republic of Mauritius.

“Member”	a duly registered holder from time to time of the shares in the capital of the Company.

“month”	a calendar month.

“Notice”	written notice unless otherwise specifically stated and as further defined in this Constitution.

“Office”	the registered office of the Company for the time being.

“ordinary resolution”	a resolution that is approved by a simple majority of the votes of those Members entitled to vote and voting on the matter which is the subject of the resolution.

“paid up”	paid up or credited as paid up.

Register”	the principal register of Members and where applicable, any branch register of Members of the Company to be maintained at such place within or outside Mauritius as the Board shall determine from time to time.

“Registration Office”	in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered.

“SEC”	the United States Securities and Exchange Commission.

“Seal”	common seal or any one or more duplicate seals of the Company (including a securities seal, if any) for use in Mauritius or in any place outside Mauritius.

“Secretary”	any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

“special resolution”	a resolution approved by a majority of 75 per cent. (75%) or, if a higher majority is required by this Constitution, that higher majority, of the votes of those Members entitled to vote and voting on the question.

“Statutes”	the Act and every other law of the Legislature of Mauritius for the time being in force applying to or affecting the Company and/or this Constitution.

“Treasury Share”	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

“year”	a calendar year.
     (2) In this Constitution, unless there be something within the subject or context inconsistent with such construction:
(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include both gender and the neuter;

(c)	words importing persons include companies, associations and bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive;

(ii)	“shall” or “will” shall be construed as imperative;
(e)	expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable Statutes, rules and regulations;

(f)	references to any law, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

(g)	save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in this Constitution if not inconsistent with the subject in the context;

(h)	references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(i)	a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of this Constitution or the Statutes.
SHARE CAPITAL
3. (1) The stated capital of the Company at the date on which this Constitution comes into effect shall be divided into ordinary shares of a par value of US$0.0005 each.
     (2) The Company may purchase or otherwise acquire its own shares for cancellation or hold shares purchased or acquired by the Company as Treasury Shares in accordance with the Act on such terms as the Board shall think fit. Subject to the Law, this Constitution and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, any power of the Company to purchase or otherwise acquire its own shares shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it may from time to time think fit. The Company may transfer any Treasury Shares purchased or acquired by it pursuant to the Act.
     (3) Neither the Company nor any of its subsidiaries shall directly or indirectly give financial assistance to a person who is acquiring or proposing to acquire shares in the Company for the purpose of that acquisition whether before or at the same time as the acquisition takes place or afterwards PROVIDED that nothing in this Constitution shall prohibit transactions permitted by the Act.

ALTERATION OF CAPITAL
4. The Company may from time to time by ordinary resolution in accordance with the Law:
(a)	increase its capital by such sum, to be divided into shares of such classes and amounts, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its capital into shares of a larger amount than its existing shares;

(c)	divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in Members’ meeting, as the Directors may determine provided always that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d)	sub-divide its shares, or any of them, into shares of a smaller amount than is fixed by this Constitution (subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to new shares;

(e)	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled in accordance with the Act or, in the case of shares without par value, diminish the number of shares into which its capital is divided.
5. The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Clause and in particular but without prejudice to the generality of the foregoing may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6. The Company may from time to time by special resolution, subject to any confirmation or consent required by the Law, reduce its share capital or any capital redemption reserve in any manner permitted by law.
7. Except so far as otherwise provided by the conditions of issue, or by this Constitution, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in this Constitution with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.
SHARE RIGHTS
8. Subject to the provisions of the Law, the rules of the Designated Stock Exchange and this Constitution and to any special rights conferred on the holders of any shares or class of shares, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Company may determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.
9. Subject to the Law, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorised by its constitution, are liable to be redeemed on such terms and in such manner as the Company may by ordinary resolution of the Members or the Board before the issue or conversion may determine.
VARIATION OF RIGHTS
10. Subject to the Law and without prejudice to Clause 8, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. To every such separate Members’ meeting all the provisions of this Constitution relating to Members’ meetings of the Company shall, mutatis mutandis, apply, but so that:
(a)	the necessary quorum (whether at a separate Members’ meeting or at its adjourned meeting) shall be a person or persons (or in the case of a Member being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal value of the issued shares of that class;

(b)	every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(c)	any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

11. Subject to the Act, the special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.
SHARES
12. (1) Subject to the Law, the provisions of this Constitution and, where applicable, the rules of the Designated Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the Board may offer, issue, grant options over or otherwise dispose of shares of the Company to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount.
     (2) Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.
     (3) The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.
13. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Law. Subject to the Law, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.
14. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by this Constitution or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.
15. Subject to the Law and this Constitution, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES
16. (1) For so long as any shares of the Company are listed on a Designated Stock Exchange, the Company may issue Listed Shares in uncertificated form where authorized by a resolution of the Board. Notwithstanding anything contained in this Constitution, no share certificates shall be issued in respect of Listed Shares and the Company shall not be bound to issue any share certificate in respect of any Listed Shares to the holders thereof.
     (2) For so long as the shares of the Company are listed on a Designated Stock Exchange, the Company may and is expressly authorized to convert certificated shares into uncertificated shares where such conversion is authorized by a resolution of the Board.
     (3) Every share certificate shall be issued under the Seal or a facsimile thereof or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.
17. (1) In the case of a share (not being a Listed Share) held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.
     (2) Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of this Constitution, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.
18. Other than a holder of Listed Shares or a Listed Share, every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.
19. Save in respect of Listed Shares, share certificates shall be issued within the relevant time limit as prescribed by the Law or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.
20. (1) Upon every transfer of shares (not being Listed Shares), the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares (not being Listed Shares) transferred to him at such fee as is provided in Clause 20(2). Where a Member transfers part only of the shares (not being Listed Shares) comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner, the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares be issued in lieu thereof and such Member shall pay all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Board in its absolute discretion may require and such fee as is provided in Clause 20(2).
     (2) The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.
21. If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new duplicate certificate representing the same shares (not being Listed Shares) may be issued to the relevant Member upon request and on payment of such fee as may be prescribed by the Act and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company.
LIEN
22. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Clause.
23. Subject to this Constitution, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless: (a) a sum in respect of which the lien exists is presently payable; and (b) until the expiry of 14 days after a written notice, stating and demanding payment of such part of the amount in respect of which the privilege or lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled to the share by reason of the death or bankruptcy of the registered holder.
24. The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
CALLS ON SHARES
25. Subject to the provisions of this Constitution and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days’ Notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares. A call may be extended, postponed or revoked in whole or in part as the Board in its sole discretion shall determine.
26. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments.
27. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.
28. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.
29. No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any meeting of the Members either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.
30. On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Clauses; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.
31. Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid, the provisions of these Clauses shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

32. On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.
33. The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money’s worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such Member not less than one month’s Notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.
FORFEITURE OF SHARES
34. (1) If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days’ Notice:
(a)	requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

(b)	stating that if the Notice is not complied with the shares on which the call was made will be liable to be forfeited.
     (2) If the requirements of any such Notice are not complied with, any share in respect of which such Notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.
35. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such Notice.
36. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in this Constitution to forfeiture will include surrender.
37. (1) Any share so forfeited shall be deemed the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.
     (2) If any shares are forfeited and sold, any residue after the satisfaction of the unpaid calls and any accrued interests and expenses shall be paid to the person whose shares have been forfeited, or his executors, administrators or assignees or as he directs.

38. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board determines. The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Clause any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.
39. A declaration in writing by a Director that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share. When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.
40. Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.
41. The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.
42. The provisions of this Constitution as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
REGISTER OF MEMBERS
43. (1) The Company shall keep in one or more books a Register of its Members and shall enter therein particulars required by the Act.

     (2) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.
44. The Register and branch register of Members, as the case may be, shall be open to inspection for such times and on such days in accordance with the Act. The Register including any overseas or local or other branch register of Members may, after compliance with any notice requirement of the Designated Stock Exchange, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.
RECORD DATES
45. (1) For the purpose of determining the Members entitled to notice of or to vote at any Members’ meeting, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Members, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.
     (2) If the Board does not fix a record date for any Members’ meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with this Constitution notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
     (3) For the purpose of determining the Members entitled to express consent to Members’ resolution(s) in writing without a meeting, the Board may fix any date as the record date for determining the Members entitled to express consent to such resolution(s) in writing.
     (4) A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
TRANSFER OF SHARES
46. Subject to the provisions of this Constitution, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.
47. The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the last preceding Clause, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in this Constitution shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.
48. (1) The Board may, in its absolute discretion, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share (not being a fully paid up share) on which the Company has a lien.
     (2) The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.
     (3) Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Law.
49. Without limiting the generality of the last preceding Clause, the Board may decline to recognise any instrument of transfer unless:-
(a)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is in respect of only one class of share; and

(c)	the instrument of transfer is lodged at the Office or at such other place (if any) which the Board may appoint accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).
50. If the Board refuses to register a transfer of any share, it shall, within 28 days after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of the refusal as required by the Act and the reasons for the refusal will be given in the notice.

51. The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.
TRANSMISSION OF SHARES
52. If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Clause will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.
53. Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of this Constitution relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.
54. A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Clause 75(2) being met, such a person may vote at meetings.
UNTRACEABLE MEMBERS
55. (1) Without prejudice to the rights of the Company under paragraph (2) of this Clause, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.
     (2) The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:
(a)	all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by this Constitution have remained uncashed;

(b)	so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and
(c)	the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.
     For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Clause and ending at the expiry of the period referred to in that paragraph.
     (3) To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Clause shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.
MEMBERS’ MEETINGS
56. An annual meeting of the Members of the Company shall be held each year at such time and place as may be determined by the Board, provided that an annual meeting shall be held not more than once in each year and not later than 6 months after the balance sheet date of the Company and not later than 15 months after the previous annual meeting of the Company.
57. Each Members’ meeting, other than an annual meeting, shall be called a special meeting. All Members’ meetings (including annual meetings of the Company) may be held at such times and in any location in the world as may be determined by the Board.
58. The Board may whenever it thinks fit call special meetings, and, subject to the Act, Members holding at the date of deposit of the requisition not less than 5 per cent (5%) of the voting rights entitled to be exercised on the issue shall at all times have the right, by written requisition to the Board or the Secretary of the Company, to require a special meeting to be called by the Board for the transaction of any business specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition.
NOTICE OF MEMBERS’ MEETINGS
59. (1) At least fourteen (14) clear days’ Notice of a Members’ meeting shall be given to each Member entitled to attend and vote thereat. A Members’ meeting at which the passing of a special resolution is to be considered shall be called by not less than twenty-one (21) clear days’ Notice. A Members’ meeting, whether or not a special resolution will be considered at such meeting, may be called by shorter notice if it is so agreed by all the Members entitled to attend and vote thereat.
     (2) The notice shall specify the time and place of the meeting, the nature of the business to be transacted at the meeting in sufficient detail to enable a Member to form a reasoned judgment in relation to it and the text of any special resolution to be submitted to the meeting. The notice convening an annual meeting shall specify the meeting as such. Notice of every Members’ meeting shall be given to all Members other than to such Members as, under the provisions of this Constitution or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors and the Auditors.
     (3) The Secretary may postpone any Members’ meeting called in accordance with the provisions of this Constitution (other than a meeting requisitioned under this Constitution) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of this Constitution.
60. The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.
PROCEEDINGS AT MEMBERS’ MEETINGS
61. (1) Members may participate in any Members’ meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
     (2) All business that is transacted at an annual meeting shall be deemed special, with the exception of:
(a)	the declaration and sanctioning of dividends;

(b)	consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

(c)	the election, appointment or re-appointment of Directors;

(d)	appointment or re-appointment of Auditors (where special notice of the intention for such appointment is not required by the Law) and other officers; and

(e)	the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors.
     (3) No business, other than the appointment of a chairman of a meeting, shall be transacted at any Members’ meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Except as herein otherwise provided, a quorum for a meeting of Members shall be present where the Members or their proxies, or being a corporation by its representative duly authorized, are present or have cast postal votes, who are between them able to exercise not less than 33.3% of the votes to be cast on the business to be transacted by the meeting.
62. If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.
63. The chairman of the Board shall preside as chairman at every Members’ meeting. If at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or by proxy and entitled to vote shall elect one of their number to be chairman.
64. The chairman may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment.
65. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING
66. Subject to any special rights or restrictions as to voting for the time being attached to any shares or any class of shares by or in accordance with this Constitution, at any Members’ meeting on a show of hands every Member present in person (or being a corporation, is present by a duly authorised representative) or by proxy shall have one vote and on a poll, every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. Notwithstanding anything contained in this Constitution, where more than one proxy is appointed by a Member which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. A resolution put to the vote of a meeting shall be decided on a show of hands unless voting by way of a poll is required by the rules of the Designated Stock Exchange or (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:
(a)	by the chairman of such meeting; or

(b)	by not less than five Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy for the time being entitled to vote at the meeting; or

(c)	by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and representing not less than ten per cent. (10%) of the total voting rights of all Members having the right to vote at the meeting; or

(d)	by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and holding shares in the Company that confer a right to vote at the meeting and on which the aggregate amount paid up is not less than ten per cent. (10%) of the total amount paid up on all shares conferring that right.
A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member.
67. Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.
68. If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. There shall be no requirement for the chairman to disclose the voting figures on a poll.

69. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.
70. The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.
71. On a poll votes may be given either personally or by proxy.
72. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.
73. All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by this Constitution or by the Law. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.
74. Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Clause be deemed joint holders thereof.
75. (1) A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of Members’ meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the meeting, or adjourned meeting or poll, as the case may be.
     (2) Any person entitled under Clause 53 to be registered as the holder of any shares may vote at any Members’ meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

76. No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any Members’ meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.
77. If:
(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted;
     the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.
PROXIES AND POSTAL VOTES
78. Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a Members’ meeting of the Company or at a class meeting, provided that the number of proxies to be appointed by a Member shall not exceed the number of shares held by such Member. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.
79. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts. The instrument appointing a proxy shall state whether the appointment is for a particular meeting or a specified term.
80. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than twenty-four (24) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.
81. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.
82. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.
83. Anything which under this Constitution a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of this Constitution relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.
83A. (1) A Member may exercise the right to vote at a meeting by casting a postal vote in accordance with this Clause.
     (2) The notice of a meeting at which Members are entitled to cast a postal vote shall state the name of the person authorised by the Board to receive and count postal votes at that meeting.
     (3) Where no person has been authorised to receive and count postal votes at a meeting, or where no person is named as being so authorised in the notice of the meeting, every Director shall be deemed to be so authorised.
(4)	(i)	A Member may cast a postal vote on all or any of the matters to be voted on at the meeting by sending a notice in the manner in which his shares are to be voted to a person authorised to receive and count postal votes at that meeting.

	(ii)	The notice shall reach that person not less than 48 hours before the start of the meeting.
     (5) A person authorised to receive and count postal votes at a meeting shall –
(i)	collect together all postal votes received by him or by the Company;

(ii)	in relation to each resolution to be voted on at the meeting, count –
(a)	the number of Members voting in favour of the resolution and the number of votes cast by each Member in favour of the resolution; and

(b)	the number of Members voting against the resolution, and the number of votes cast by each Member against the resolution;
(iii)	sign a certificate that he has carried out the duties set out in subparagraphs (i) and (ii) which sets out the results of the counts required by subparagraph (ii); and

(iv)	ensure that the certificate required by subparagraph (iii) is presented to the chairperson of the meeting.
     (6) Where a vote is taken at a meeting on a resolution on which postal votes have been cast, the chairperson of the meeting shall –
(i)	on a vote by show of hands, count each Member who has submitted a postal vote for or against the resolution;

(ii)	on a poll, count the votes cast by each Member who has submitted a postal vote for or against the resolution.
     (7) The chairperson of a meeting shall call for a poll on a resolution on which he holds sufficient postal votes that he believes that, where a poll is taken, the result may differ from that obtained on a show of hands.
     (8) The chairperson of a meeting shall ensure that a certificate of postal votes held by him is annexed to the minutes of the meeting.
CORPORATIONS ACTING BY REPRESENTATIVES
84. (1) Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of this Constitution be deemed to be present in person at any such meeting if a person so authorised is present thereat.

     (2) If a clearing house (or its nominee(s)) or a central depository entity, being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Clause shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house or central depository entity (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house or a central depository entity (or its nominee(s)) including the right to vote individually on a show of hands.
     (3) Any reference in this Constitution to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Clause.
WRITTEN RESOLUTIONS OF MEMBERS
85. (1) Subject to the Act and the provisions of this Constitution, a resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of not less than 75 per cent. (75%) of the persons for the time being entitled to receive notice of and to attend and vote at Members’ meetings of the Company and who together hold not less than 75 per cent. (75%) of the votes entitled to be cast on that resolution shall, for the purposes of this Constitution, be treated as a resolution duly passed at a special meeting of the Company. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.
     (2) Any power which the Act or this Constitution requires to be exercised by an ordinary resolution or a special resolution may be exercised by way of unanimous resolution.
     (3) A resolution in writing may be signed in any number of counterparts and without any prior notice being given to the Members.
     (4) Within 7 days of a resolution being passed in writing, the Company shall send a copy of the resolution to every Member who did not sign the resolution or on whose behalf the resolution was not signed.
     (5) A resolution in writing made in accordance with this Constitution shall constitute minutes for the purposes of the Act.
     (6) Notwithstanding any provisions contained in this Constitution, a resolution in writing may not be passed by the Members in lieu of an annual meeting of the Company or for the purpose of removing a Director before the expiration of his term of office under Clause 86(5) or for the purpose set out in Clause 155(2) relating to the removal and appointment of the Auditor.

BOARD OF DIRECTORS
86. (1) Unless otherwise determined by the Company by ordinary resolution of the Members, the number of Directors shall not be less than two (2). There shall be no maximum number of Directors unless otherwise determined from time to time by ordinary resolution of the Members. For so long as the Company holds a Category 1 Global Business Licence issued by the Financial Services Commission, the Company shall have at least 2 directors resident in Mauritius or such number of directors resident in Mauritius as may be necessary or required under the Law.
     (2) Subject to the provisions of this Constitution and the Law, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board.
     (3) The Directors shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board. Any Director so appointed by the Board shall hold office only until the next following annual meeting of the Company and shall then be eligible for re-election.
     (4) No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend and speak at any Members’ meeting of the Company and of all classes of shares of the Company.
     (5) A Director may be removed by way of an ordinary resolution of the Members at any time before the expiration of his period of office notwithstanding anything in this Constitution or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement). The notice of meeting shall state that the purpose of the meeting includes the removal of such Director.
     (6) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (5) above may be filled by the election or appointment by ordinary resolution of the Members at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.
     (7) The Company may from time to time by ordinary resolution increase or reduce the number of Directors but so that the number of Directors shall never be less than two (2).
RETIREMENT OF DIRECTORS
87. (1) Notwithstanding any other provisions in this Constitution and subject to Clause 88(1), at each annual meeting of the Company one-third of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not greater than one-third) shall retire from office by rotation provided that notwithstanding anything herein, the chairman of the Board and/or the managing director of the Company shall not, whilst holding such office, be subject to retirement by rotation or be taken into account in determining the number of Directors to retire in each year.

     (2) A retiring Director shall be eligible for re-election. The Directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. Any Director appointed pursuant to Clause 86(3) shall be taken into account in determining which particular Directors or the number of Directors who are to retire by rotation.
88. (1) A Director shall vacate his office as director of the Company at the conclusion of the annual meeting of the Company commencing next after the Director attains the age of 70 years. Such Director may, by an ordinary resolution of which no shorter notice is given than that required to be given for the holding of a meeting of Members, be appointed or re-appointed as a Director of the Company to hold office until the next annual meeting of the Company or be authorised to continue to hold office as a Director until the next annual meeting of the Company. The provisions of Clause 87 shall not apply to such Director.
     (2) Subject to the Clause 88(1), no person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any Members’ meeting unless a Notice signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also a Notice signed by the person to be proposed of his willingness to be elected shall have been lodged at the head office or at the Registration Office provided that the minimum length of the period, during which such Notice(s) are given, shall be at least seven (7) days and that the period for lodgment of such Notice(s) shall commence no earlier than the day after the dispatch of the notice of the Members’ meeting appointed for such election and end no later than seven (7) days prior to the date of such Members’ meeting.
DISQUALIFICATION OF DIRECTORS
89. The office of a Director shall be vacated if the Director:
     (1) resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;
     (2) becomes of unsound mind or dies;
     (3) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;
     (4) becomes disqualified from being a Director under the Act or is prohibited by law from being a Director;
     (5) is removed from office by ordinary resolution of the Members or is removed from office pursuant to the provisions of this Constitution; or

     (6) ceases to hold office pursuant to Section 139 of the Act or ceases to be a Director by virtue of any provision of the Statutes.
EXECUTIVE DIRECTORS
90. The Board may from time to time appoint any one or more of its body to be a managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Clause shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.
91. Notwithstanding Clauses 96, 97, 98 and 99, an executive director appointed to an office under Clause 90 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.
ALTERNATE DIRECTORS
92. Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person (including another Director) to be his alternate Director. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board. An alternate Director may also be a Director in his own right and may act as alternate to more than one Director. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Clauses shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.
93. An alternate Director shall only be a Director for the purposes of the Law and shall only be subject to the provisions of the Law insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct.
94. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). If the appointor of an alternate Director is for the time being absent from his usual place of residence or otherwise not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.
95. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, PROVIDED always that, if at any meeting any Director retires but is re-elected at the same meeting, any appointment of an alternate Director to such retiring Director pursuant to this Constitution which was in force immediately before such retiring Director’s retirement shall remain in force as though he had not retired.
DIRECTORS’ FEES AND EXPENSES
96. The Directors shall receive such remuneration as the Board may from time to time determine.
97. Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the board or Members’ meetings or separate meetings of any class of shares or of debenture of the Company or otherwise in connection with the discharge of his duties as a Director.
98. Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other provision of this Constitution.
99. The Board shall obtain the approval of the Company in Members’ meeting before making any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

DIRECTORS’ INTERESTS
100. Subject to the Act, a Director may:
(a)	hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other provision of this Constitution;
(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;
(c)	continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by this Constitution, the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company) and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.
101. Subject to the Law and to this Constitution, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Clause 102 herein.
102. To the full extent required by the Law, a Director shall, forthwith after becoming aware of the fact that he is interested in a transaction or proposed transaction with the Company, cause to be entered in the interests register of the Company where it has one, and disclose to the Board, the nature and monetary value of that interest or where the monetary value of the Director’s interest cannot be quantified, the nature and extent of that interest. A general notice entered in the interests register or disclosed to the Board to the effect that a Director is a shareholder, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, shall be a sufficient disclosure of interest in relation to that transaction.
103. A Director shall not vote in respect of any contract or arrangement or proposed contract or arrangement in which such Director has any interest, directly or indirectly, and if he does vote, his vote shall not be counted. Such Director may, however, attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of a quorum at such meeting.
GENERAL POWERS OF THE DIRECTORS
104. (1) The business of the Company shall be managed and conducted by the Board, which may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by this Constitution required to be exercised by the Company in Members’ meeting, subject nevertheless to the provisions of the Statutes and of this Constitution and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in Members’ meeting, but no regulations made by the Company in Members’ meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Clause shall not be limited or restricted by any special authority or power given to the Board by any other provision of this Constitution.
     (2) Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.
     (3) Without prejudice to the general powers conferred by this Constitution, it is hereby expressly declared that the Board shall have the following powers:
(a)	To give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.
(b)	To give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.
105. The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. Subject to the Act and to the extent permitted by law, the Board may delegate to any manager, officer (including any officer of any subsidiary of the Company) or agent or any regional or local board or agency any of the powers, authorities and discretions vested in or exercisable by the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.
106. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under this Constitution) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.
107. Subject to the Act, the Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.
108. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.
109. (1) The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any

Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.
     (2) The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.
BORROWING POWERS
110. The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
111. Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at Members’ meetings of the Company, appointment of Directors and otherwise.
112. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.
113. The Board shall cause a proper register to be kept, in accordance with the provisions of the Law, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Law in regard to the registration of charges and debentures therein specified and otherwise.
PROCEEDINGS OF THE DIRECTORS
114. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.
115. A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing whenever he shall be required so to do by the president or chairman, as the case may be, or any Director. The notice shall include the date, time, and place of the meeting and the matters to be discussed at the meeting.

116. (1) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be three (3), Provided That for so long as the Company holds a Category 1 Global Business Licence issued by the Financial Services Commission of Mauritius, the quorum shall include at least two (2) directors from Mauritius or such number of directors from Mauritius as may be necessary or required under the Law. An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.
     (2) Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.
     (3) Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.
117. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with this Constitution, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with this Constitution as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning Members’ meetings of the Company but not for any other purpose.
118. The Chairman of the Board shall be the chairman of all meetings of the Board. If the Chairman of the Board is not present at any meeting within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.
119. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.
120. (1) Subject to the Act and to the extent permitted by law, the Board may delegate any of its powers, authorities and discretions to committees (including, without limitation, the Audit Committee), consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.
     (2) All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.
121. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in this Constitution for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Clause, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.
122. A resolution in writing signed by all the Directors shall be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.
123. All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.
AUDIT COMMITTEE
124. Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the rules and regulations of the SEC.
125. (1) The Board shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.
     (2) The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.
126. For so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest.
OFFICERS
127. (1) The officers of the Company shall consist of the Chairman of the Board, the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Law and this Constitution.

     (2) The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.
     (3) The officers shall receive such remuneration as the Directors may from time to time determine.
128. (1) The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. The Secretary shall be ordinarily resident in Mauritius. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.
     (2) The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Law or this Constitution or as may be prescribed by the Board.
129. The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.
130. A provision of the Law or of this Constitution requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.
REGISTER OF DIRECTORS AND OFFICERS
131. The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine. The Company shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Law.
MINUTES
132. (1) The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)	of all elections and appointments of officers;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings of each meeting of the Members, meetings of the Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers.
     (2) Minutes shall be kept by the Secretary at the Office.
SEAL
133. (1) The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in this Constitution, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in manner provided by this Clause shall be deemed to be sealed and executed with the authority of the Board previously given.
     (2) Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in this Constitution reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.
AUTHENTICATION OF DOCUMENTS
134. Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS
135. (1) The Company shall be entitled to destroy the following documents at the following times:
(a)	any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;
(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)	any allotment letters after the expiry of seven (7) years from the date of issue thereof; and
(e)	copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;
     and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Clause shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Clause shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Clause to the destruction of any document include references to its disposal in any manner.
     (2) Notwithstanding any provision contained in this Constitution, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (a) to (e) of paragraph (1) of this Clause and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Clause shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

DIVIDENDS AND OTHER PAYMENTS
136. Subject to the Law and the provisions of this Constitution, the Company may by ordinary resolution or the Board may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board.
137. No distribution (which includes dividend) may be made by the Company unless that distribution has been authorised by the Board and, save as otherwise provided in this Constitution (including, without limitation, Clause 139), has been approved by the Members by ordinary resolution. Dividends may only be declared and paid out of the retained earnings of the Company, after having made good any accumulated losses at the beginning of the accounting period and no distribution (which includes dividend) may be made unless the Board is satisfied that upon the distribution being made (a) the Company is able to pay its debts as they become due in the normal course of business, and (b) the value of the Company’s assets is greater than the sum of (i) the value of its liabilities and (ii) the Company’s stated capital.
138. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:
(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Clause as paid up on the share; and
(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
139. The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide, the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.
140. The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.
141. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

142. Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct or may be sent by remittance or telegraphic transfer to the bank account of the holder at his bank account as may be notified in writing to the Company or , in the case of joint holders, to the bank account of the holder whose name stands first in the Register in respect of the shares, provided that such holder has provided to the Company in writing complete information in respect of his/its bank account so as to enable such remittance or telegraphic transfer to be made. Every such cheque or warrant or remittance or telegraphic transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent or done (as the case may be) at his or their risk. Payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged and the remittance or transfer from the bank account of the Company (or the bank account of any agent or nominee on behalf of the Company) of the relevant sum shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.
143. All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration may be forfeited by the Board and if so forfeited, shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.
144. Whenever the Board, or the Company by ordinary resolution of the Members, has resolved that a dividend be paid or declared, the Board may, subject to the Act, further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

145. (1) Whenever the Board, or the Company by ordinary resolution of the Members, has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may, subject to the Act, further resolve either:
(a)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:
(i)	the basis of any such allotment shall be determined by the Board;

(ii)	the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)	the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares of the relevant class shall be issued credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account or capital redemption reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or
(b)	that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:
(i)	the basis of any such allotment shall be determined by the Board;

(ii)	the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be issued credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account or capital redemption reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.
(2)	(a)	The shares issued pursuant to the provisions of paragraph (1) of this Clause shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Clause in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be issued pursuant to the provisions of paragraph (1) of this Clause shall rank for participation in such distribution, bonus or rights.
(b)	The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Clause, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.
     (3) The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Clause a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.
     (4) The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Clause shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.
     (5) Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in a Members’ meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Clause shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.
RESERVES
146. (1) The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of this Constitution, the Board may apply the share premium account in any manner permitted by the Law. The Company shall at all times comply with the provisions of the Law in relation to the share premium account.
     (2) Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.
CAPITALISATION
147. The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full shares, debentures or other obligations of the Company which are to be issued and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Clause, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full shares of the Company to be issued to such Members credited as fully paid.
148. Subject to the Act, the Board may settle as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Clause and in particular may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.
149. [This clause has been intentionally left blank.]
ACCOUNTING RECORDS
150. The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.
151. The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company by ordinary resolution of the Members.
152. Subject to Clause 153, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto at least ten (10) days before the date of the Members’ meeting and laid before the Company at the annual meeting held in accordance with Clause 56 provided that this Clause shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

153. Subject to due compliance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Clause 152 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, a summary financial statement derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summary financial statement, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.
154. The requirement to send to a person referred to in Clause 152 the documents referred to in that Clause or a summary financial report in accordance with Clause 153 shall be deemed satisfied where, in accordance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, the Company publishes copies of the documents referred to in Clause 152 and, if applicable, a summary financial report complying with Clause 153, on the Company’s computer network or via the Internet or in any other permitted manner, and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.
AUDIT
155. Subject to applicable law and rules of the Designated Stock Exchange:
     (1) At the annual meeting or at a subsequent special meeting in each year, the Members shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the Members appoint another auditor. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.
     (2) The Members may, at any annual or special meeting convened and held in accordance with this Constitution, by special resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.
156. Subject to the Law, the accounts of the Company shall be audited at least once in every year.
157. The remuneration of the Auditor shall be fixed by the Company by ordinary resolution of the Members or in such manner as the Members may determine.
158. If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Board may appoint an Auditor to fill the vacancy and determine the remuneration of such Auditor.

159. The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.
160. The statement of income and expenditure and the balance sheet provided for by this Constitution shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with internationally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in an annual or special meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than Mauritius. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.
NOTICES
161. Any Notice or document, whether or not, to be given or issued under this Constitution from the Company to a Member shall be in writing or by cable, telex, facsimile transmission message or electronic mail (provided that in the case of electronic mail, the Member has consented in writing to Notices and documents from the Company, the depository or any other person sending the relevant Notice(s) and/or document(s) being sent to such Member by electronic mail and such Member has provided the Company, the Secretary or the depository (as the case may be) with an electronic mail address to which Notices and documents may be sent), and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or email address supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the member a notice stating that the notice or other document is available there (a “notice of availability”). The notice of availability may be given to the Member by any of the means set out above. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.
162. Any Notice or other document:
(a)	if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered five (5) days following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(b)	if served or delivered in any other manner contemplated by this Constitution, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof; and

(c)	may be given to a Member in the English language or such other language as may be approved by the Directors, subject to due compliance with all applicable Statutes, rules and regulations.
163. (1) Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of this Constitution shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.
     (2) A notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.
     (3) Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.
SIGNATURES
164. For the purposes of this Constitution, a cable or telex or facsimile message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.
WINDING UP
165. (1) The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.
     (2) A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.
166. (1) Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.
     (2) If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Law, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.
INDEMNITY
167. (1) Subject to any indemnification agreement which may be entered into by the Company and the provisions of and so far as may be permitted by Law, every Director, Secretary or other officer for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or sustained by them or any of them in the execution and discharge of their duties in their respective offices or in relation thereto, including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.
     (2) Without prejudice to the generality of the foregoing, no Director, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer of the Company or for joining in any receipt or other act for conformity or for any loss or expense to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own fraud, negligence, wilful default, breach of duty or breach of trust.
     (3) The Company may effect insurance for a Director or employee of the Company or a related company to the full extent permitted under section 161 of the Act. For the purposes of this clause, “Director” includes:
(a)	alternate directors; and

(b)	a person to whom a power or duty of the Board has been directly delegated by the Board with that person’s consent or acquiescence, or who exercises the power or duty with the consent or acquiescence of the Board.
AMENDMENT TO CONSTITUTION AND NAME OF COMPANY
168. No provision of this Constitution shall be rescinded, altered or amended and no new provision of this Constitution shall be made until the same has been approved by a special resolution of the Members. A special resolution shall be required to alter the provisions of this Constitution or to change the name of the Company.
INFORMATION
169. No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.

NOTIFICATION OF SHAREHOLDINGS
170. (1) Each Director shall, upon his appointment to the Board, give an undertaking to the Company that, for so long as he remains a Director, he shall forthwith give the Secretary notice in writing of the particulars of the shares beneficially owned by him at the time of his appointment and of any change in such particulars (including the circumstances of any such change).
     (2) Each Member shall, upon becoming a substantial shareholder of the Company, give an undertaking to the Company that, for so long as he remains as a substantial shareholder of the Company, he shall give the Secretary notice in writing of the particulars of the shares in which he has an interest at the time of his becoming a substantial shareholder or of any change in such particulars (including the circumstances of any such change) within 48 hours of such time or change (as the case may be), provided that he shall only be required to give notice of a change in the percentage level of his interests in the shares under this Clause where there is a change of one per cent. (1%) or more in the percentage level of his shareholding interest in the relevant class of shares in the Company. For the purpose of this Clause, the term “substantial shareholder” shall have the same meaning ascribed to it in Section 2(1) of the Act. The requirement to give notice under this Clause 170(2) shall not apply to a depository.
CERTIFICATION BY APPLICANT(S)
We, the undersigned applicant(s) for filing this Constitution, HEREBY CERTIFY that this document is the Constitution of the Company adopted pursuant to a special resolution of the Members of the Company dated                      2010 and effective immediately upon the completion of the Company’s initial public offering of ordinary shares on                     2010.
For and on behalf of Multiconsult Ltd
Secretary